Exhibit 1.01

AMETEK, Inc.

Conflict Minerals Report

For the Year Ended December 31, 2015

The report for the year ended December 31, 2015 is presented to comply with Rule 13p-1 under the Securities and Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”). The Rule imposes certain reporting obligations on SEC registrants whose manufactured or contracted to manufacture products contain conflict minerals which are necessary to the functionality or production of their products. Conflict minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (“3TG”). These requirements apply to registrants whatever the geographic origin of the conflict minerals and whether or not they fund armed conflict.

If a registrant can establish that the conflict minerals originated from sources other than the Democratic Republic of the Congo (“DRC”) or an adjoining country (the “Covered Countries”), or from recycled and scrap sources, they must submit a Form SD which describes the Reasonable Country of Origin Inquiry completed.

AMETEK’s products are “DRC Conflict Undeterminable.” The report presented herein is not audited.

Overview

AMETEK consists of two business groups: Electronic Instruments Group and Electromechanical Group. Electronic Instruments is in the design and manufacture of advanced instruments for the aerospace, power, process and industrial markets. Electromechanical is a differentiated supplier of electrical interconnects, precision motion control solutions, specialty metals, thermal management systems, and floor care and specialty motors.

The electronic instruments and electromechanical products we manufacture are numerous and many are complex, from direct and indirect suppliers. AMETEK has relationships with a vast network of suppliers (over 17,000 direct and indirect suppliers) throughout the world and there are generally multiple tiers between the 3TG mines and our direct suppliers. Based on our downstream position in the supply chain, we must rely on our direct suppliers that may themselves procure these minerals far removed from the actual source to determine the 3TG country of origin, chain of custody, and whether or not these minerals directly or indirectly financed or benefited armed groups in the DRC or covered countries.

AMETEK began its conflict minerals efforts in 2012 immediately following approval of the Conflict Free Minerals (“CFM”) portion of the Dodd-Frank Act. We focused on creating a multi-generational plan that would allow us to understand the legal requirements of the regulation, appropriately satisfy its underlying intent, and successfully implement robust processes during the 2-year grace period (year-end 2013 and 2014).

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In 2013, the emphasis was on educating our organization, assigning ownership within each of the business units, communicating the requirements to our suppliers, soliciting their CFM statuses, defining our Tier 1 (highest risk) supply, and identifying the associated parts. Our Tier 1 supply is defined as 25 key suppliers of raw material that support our Engineered Materials Interconnects and Packaging Division. We initially focused on this sub-set of suppliers as they are only a few levels downstream from the smelters and they had well established relationships with the smelters and/or refiners. We also began Reasonable Country of Origin Inquiry (“RCOI”) and due diligence efforts.

In 2014, it was necessary to continue all of our prior year activities but expand the scope to cover our entire supply base of over 17,000 suppliers. During 2014, all companies, including AMETEK, increased their understanding of the requirements of the regulation and as a result the supplier provided smelter data continued to improve. We also improved the capabilities of our centralized repository used to capture supplier and part-level CFM data, refined our processes to manage CFM-related communications, and focused on questionable supplier responses which included significant efforts to educate and encourage participation from all suppliers.

For 2015, we have now validated that prior-year modifications to the Terms and Conditions of our Purchase Orders were implemented at the business unit level such that our suppliers are required to 1.) Disclose their CFM status on a yearly basis or per AMETEK request and 2.) Provide immediate notification when there is a change in CFM status. AMETEK also attended numerous CFM conferences, panel discussions, webinars, and met with outside consultants to advance our understanding of the CFM requirements, industry technological and informational gains, the impact of recent court rulings, and the potential impact to our reporting. An intense focus on our suppliers providing at least $300K of parts annually best allowed us to make progress in obtaining complete CFM information including critical smelter data at a company level. For the period ending December 31, 2015, our CFM efforts resulted in the following Conflict Minerals Metrics for our organization.

2015 CFM Status by Spend

CONFLICT FREE	14%
EXEMPT	68%
UNDETERMINABLE	12%
UNKNOWN	6%

For the next reporting year (2016), AMETEK’s focus will continue to be on increasing our suppliers’ response rates to our request for complete and accurate Templates with the ultimate goal of achieving a conflict-free supply chain.

The remainder of this report will provide the supporting details of our Conflict-free Minerals due diligence approach and results.

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Exhibit 1.01

Conflict-free Minerals Due Diligence Program

Pursuant to the Rule, we performed due diligence on the source and origin of 3TG in our products, including the Components we purchase from suppliers. Our due diligence measures have been designed to conform to The Organisation of Economic Co-operation and Development (“OECD”) due diligence framework. This risk-based due diligence process is based on the following OECD Guidance:

1.	Establish strong company management systems
2.	Identify and assess risk in the supply chain
3.	Design and implement a strategy to respond to identified risk
4.	Carry out independent 3rd party audit of the supply chain (e.g., audit high risk suppliers or smelters)
5.	Report on supply chain due diligence internally to management

Our first efforts toward instituting strong management systems included establishing an Executive Steering Committee under the leadership of the Senior Vice President – Comptroller & Treasurer. This team is tasked with overseeing AMETEK’s progress toward achieving a conflict-free supply chain, including creation of and adherence to our CFM policy. This policy includes our 1) commitment to achieving conflict-free sourcing, 2) expected Terms and Conditions of supply, and 3) requirement for conflict minerals data via the Conflict-Free Sourcing Initiative (“CFSI”) Conflict Minerals Reporting Template.

In order to identify and assess risks associated with CFM we begin with careful filtering our products to isolate those that may contain 3TG that is necessary to the functionality or manufacture of our products. A categorization of suppliers and individual components purchased is in place that results in every purchased item having a CFM status assigned. We are then able to identify and engage relevant suppliers by initiating a RCOI to determine whether supplied parts containing 3TG originated in the DRC or one of the covered countries or are from recycled or scrap sources. Given the number of products impacted and the complexity of the associated supply chains, our RCOI involves numerous telephone and email inquiries along with the exchange of thousands of CFM Templates and other supporting documents. To effectively manage this process, a CFM compliance owner has been identified for each of our 111 factory locations. The Compliance Owner is tasked with ensuring responses from their supply base. A central repository is used to store supplier contact details along with part-specific CFM information and the e-mail address corporate.cfm@ametek.com is used to facilitate corporate-initiated supplier communications.

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The greatest risk associated with our conflict-free efforts was quickly identified as non-participating suppliers. AMETEK’s response included reaching out to identified suppliers a minimum of 3 times to obtain complete CMR Templates. Response rates were initially low as most of our suppliers had to flow down the CFM requirements through many levels in the supply chain. For the participating suppliers, initial documentation was often incomplete requiring each response to be continually reviewed and assessed for further investigation.

An additional data gathering challenge has been to obtain complete CFM data from companies that currently are not part of the direct SEC reporting regulations. Included in this Group are Smelters/Refiners, Distributors, and private or internationally based companies, along with those companies that are under SEC regulation but are small (<$50M annual revenue). These companies have an additional 2-year grace period (4 years total) before having to report details of their CFM status. For the 2015 production year, AMETEK chose to focus on our Tier 2 supply, defined as suppliers providing at least $300K of parts annually. This allowed us to strategically align our efforts to a controlled number of companies in the best position to participate in our CFM data gathering efforts. Our process to address non-responders contained specific escalation procedures including bi-weekly business unit meetings with corporate management until an appropriate supplier response was received. After considerable effort we have received CFM responses from all (841) of our Tier 2 suppliers. For 2015, the key metrics from our Tier 2 group of suppliers are as follows:

2015 Tier 2 CFM Status by Spend

CONFLICT FREE	18%
EXEMPT	67%
UNDETERMINABLE	15%
UNKNOWN	0%

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Conclusions and Expected Next Steps

To the extent reasonably possible, AMETEK has documented the country of origin of identified smelters and refiners based on information received through the Conflict-Free Smelter Program (“CFSP”), surveys of smelters and refiners, and/or reviews of publically available information. We have identified a total of 313 smelters as potential sources of 3TG minerals furnished to AMETEK Suppliers during 2015 (see Appendix I).

AMETEK, Inc. intends to continue to evaluate and improve our due diligence program and engage with our suppliers to identify the origin and chain of custody of 3TG minerals in our products. During 2016, at a minimum, we expect to prepare for an Independent Private Sector Audit (“IPSA”) to confirm the robustness of our overall approach, processes, documentation, and execution. While we focused efforts on a select portion of our supply base in 2015, going forward we will continue to solicit supplier responses from all within our non-exempt supply base with an aim to achieve a Conflict Free Supply Base.

Caution Concerning Forward-looking Statements

Certain statements in this report maybe “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this report, the words “believes,” “anticipates,” “may,” “expect,” “intend,” “estimate,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. Examples of forward-looking statements include statements relating to our future plans, and any other statement that does not directly relate to any historical or current fact. Forward-looking statements are subject to various factors and uncertainties that may cause actual results to differ significantly from expectations. A detailed discussion of other factors that may affect our future results is contained in AMETEK’s filings with the U.S. Securities and Exchange Commission, including its most recent reports on Form 10-K, 10-Q and 8-K. AMETEK disclaims any intention or obligation to update or revise any forward-looking statements.

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Appendix I: Smelter List

#	Metal	Smelter Reference List	Smelter Facility Location
1	Gold	Advanced Chemical Company	UNITED STATES
2	Gold	Aida Chemical Industries Co., Ltd.	JAPAN
3	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
4	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
5	Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
6	Gold	Argor-Heraeus S.A.	SWITZERLAND
7	Gold	Amagasaki Factory, Hyogo Prefecture, Japan	JAPAN
8	Gold	Asaka Riken Co., Ltd.	JAPAN
9	Gold	ATAkulche	TURKEY
10	Gold	Aurubis AG	GERMANY
11	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
12	Gold	Boliden AB	SWEDEN
13	Gold	C. Hafner GmbH + Co. KG	GERMANY
14	Gold	Caridad	MEXICO
15	Gold	CCR	CANADA
16	Gold	Cendres + M?taux SA	SWITZERLAND
17	Gold	CHALCO Yunnan Copper Co. Ltd.	CHINA
18	Gold	Chimet S.p.A.	ITALY
19	Gold	Chugai Mining	JAPAN
20	Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
21	Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
22	Gold	Do Sung Corporation	KOREA, REPUBLIC OF
23	Gold	Doduco	GERMANY
24	Gold	Dowa	JAPAN
25	Gold	Eco-System Recycling Co., Ltd.	JAPAN
26	Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
27	Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
28	Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
29	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
30	Gold	Heimerle + Meule GmbH	GERMANY
31	Gold	Heraeus Ltd. Hong Kong	CHINA
32	Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
33	Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
34	Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
35	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
36	Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
37	Gold	Istanbul Gold Refinery	TURKEY
38	Gold	Japan Mint	JAPAN

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39	Gold	JCC	CHINA
40	Gold	Asahi Refining USA Inc.	UNITED STATES
41	Gold	Asahi Refining Canada Ltd.	CANADA
42	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
43	Gold	JSC Uralelectromed	RUSSIAN FEDERATION
44	Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
45	Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
46	Gold	Kazzinc	KAZAKHSTAN
47	Gold	Kennecott Utah Copper LLC	UNITED STATES
48	Gold	Kojima Chemicals Co., Ltd.	JAPAN
49	Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
50	Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
51	Gold	L’azurde Company For Jewelry	SAUDI ARABIA
52	Gold	Lingbao Gold Co., Ltd.	CHINA
53	Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
54	Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
55	Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
56	Gold	Materion	UNITED STATES
57	Gold	Matsuda Sangyo Co., Ltd.	JAPAN
58	Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
59	Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
60	Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
61	Gold	Metalor Switzerland	SWITZERLAND
62	Gold	Metalor USA Refining Corporation	UNITED STATES
63	Gold	Metal?rgica Met-Mex Pe?oles, S.A. de C.V	MEXICO
64	Gold	Mitsubishi Materials Corporation	JAPAN
65	Gold	Mitsui Kinzoku Co., Ltd.	JAPAN
66	Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
67	Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
68	Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
69	Gold	Nihon Material Co., Ltd.	JAPAN
70	Gold	Elemetal Refining, LLC	UNITED STATES
71	Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
72	Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
73	Gold	PAMP S.A.	SWITZERLAND
74	Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
75	Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
76	Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
77	Gold	PX Précinox S.A.	SWITZERLAND
78	Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
79	Gold	Royal Canadian Mint	CANADA
80	Gold	Sabin Metal Corp.	UNITED STATES
81	Gold	Samdok Metal	KOREA, REPUBLIC OF
82	Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF

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83	Gold	Schone Edelmetaal B.V.	NETHERLANDS
84	Gold	SEMPSA Joyería Platería S.A.	SPAIN
85	Gold	Shandong Tarzan Bio-Gold Industry Co., Ltd.	CHINA
86	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
87	Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
88	Gold	Accurate Refining Group	UNITED STATES
89	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
90	Gold	Solar Applied Materials Technology Corp.	TAIWAN
91	Gold	MEM(Sumitomo Group)	JAPAN
92	Gold	Shonan Plant Tanaka Kikinzoku	JAPAN
93	Gold	Great Wall Precious Metals Co,. LTD.	CHINA
94	Gold	China’s Shandong Gold Mining Co., Ltd	CHINA
95	Gold	Tokuriki Honten Co., Ltd.	JAPAN
96	Gold	Anhui Tongling Nonferrous Metal Mining Co., Ltd.	CHINA
97	Gold	Torecom	KOREA, REPUBLIC OF
98	Gold	Umicore Brasil Ltda.	BRAZIL
99	Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
100	Gold	United Precious Metal Refining, Inc.	UNITED STATES
101	Gold	Valcambi S.A.	SWITZERLAND
102	Gold	AGR Mathey	AUSTRALIA
103	Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
104	Gold	Yokohama Metal Co., Ltd.	JAPAN
105	Gold	Henan Zhongyuan Gold Refinery Co., Ltd.	CHINA
106	Gold	Fujian Zijin mining stock company gold smelter	CHINA
107	Gold	Morris and Watson	NEW ZEALAND
108	Gold	Guangdong Gaoyao Co	CHINA
109	Gold	Umicore Precious Metals Thailand	THAILAND
110	Gold	Faggi Enrico S.p.A.	ITALY
111	Gold	Geib Refining Corporation	UNITED STATES
112	Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
113	Gold	Republic Metals Corporation	UNITED STATES
114	Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND
115	Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
116	Gold	Singway Technology Co., Ltd.	TAIWAN
117	Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
118	Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
119	Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
120	Gold	Sudan Gold Refinery	SUDAN
121	Gold	T.C.A S.p.A	ITALY
122	Gold	Remondis Argentia B.V.	NETHERLANDS
123	Gold	Tony Goetz NV	BELGIUM
124	Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
125	Gold	SAAMP	FRANCE
126	Gold	SAXONIA Edelmetalle GmbH	GERMANY
127	Gold	WIELAND Edelmetalle GmbH	GERMANY

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128	Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
129	Gold	AURA-II	UNITED STATES
130	Gold	ASARCO Incorporated	UNITED STATES
131	Gold	Casa da Moeda do Brasil	BRAZIL
132	Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
133	Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
134	Gold	Sheffield Smelting Co. Ltd.	ENGLAND
135	Gold	Zhongjin Gold Corporation Limited	CHINA
136	Gold	Zijin Mining Group Co. Ltd	CHINA
137	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
138	Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
139	Tantalum	D Block Metals, LLC	UNITED STATES
140	Tantalum	Douluoshan Sapphire Rare Metal Co Ltd	CHINA
141	Tantalum	E.S.R. Electronics	UNITED STATES
142	Tantalum	Exotech Inc.	UNITED STATES
143	Tantalum	F & X	CHINA
144	Tantalum	FIR Metals & Resource Ltd.	CHINA
145	Tantalum	Global Advanced Metals Aizu	JAPAN
146	Tantalum	Global Advanced Metals Boyertown	UNITED STATES
147	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
148	Tantalum	H.C. Starck Co., Ltd.	THAILAND
149	Tantalum	H.C. Starck GmbH Goslar	GERMANY
150	Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
151	Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
152	Tantalum	H.C. Starck Inc.	UNITED STATES
153	Tantalum	H.C. Starck Ltd.	JAPAN
154	Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
155	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
156	Tantalum	Hi-Temp	UNITED STATES
157	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
158	Tantalum	Jiangxi Tuohong New Raw Material	CHINA
159	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
160	Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
161	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
162	Tantalum	KEMET Blue Metals	MEXICO
163	Tantalum	KEMET Blue Powder	UNITED STATES
164	Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
165	Tantalum	LSM Brasil S.A.	BRAZIL
166	Tantalum	Metallurgical Products India Pvt. Ltd. (MPIL)	INDIA
167	Tantalum	Mineração Taboca S.A.	BRAZIL
168	Tantalum	Mitsui Mining & Smelting	JAPAN
169	Tantalum	Molycorp Silmet A.S.	ESTONIA
170	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
171	Tantalum	Plansee SE Liezen	AUSTRIA

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172	Tantalum	Plansee SE Reutte	AUSTRIA
173	Tantalum	QuantumClean	UNITED STATES
174	Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL
175	Tantalum	RFH	CHINA
176	Tantalum	Solikamsk	RUSSIAN FEDERATION
177	Tantalum	Taki Chemicals	JAPAN
178	Tantalum	Telex Metals	UNITED STATES
179	Tantalum	Tranzact, Inc.	UNITED STATES
180	Tantalum	ULBA	KAZAKHSTAN
181	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
182	Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
183	Tantalum	Zhuzhou Cemented Carbide	CHINA
184	Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
185	Tantalum	Tantalite Resources	SOUTH AFRICA
186	Tin	Chenzhou Yun Xiang mining limited liability company	CHINA
187	Tin	China Rare Metal Material Co., Ltd.	CHINA
188	Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
189	Tin	Alpha	UNITED STATES
190	Tin	Cooper Santa	BRAZIL
191	Tin	CV Gita Pesona	INDONESIA
192	Tin	CV JusTindo	INDONESIA
193	Tin	CV Nurjanah	INDONESIA
194	Tin	CV Serumpun Sebalai	INDONESIA
195	Tin	CV United Smelting	INDONESIA
196	Tin	Dowa	JAPAN
197	Tin	EM Vinto	BOLIVIA
198	Tin	Estanho de Rondônia S.A.	BRAZIL
199	Tin	Feinhütte Halsbrücke GmbH	GERMANY
200	Tin	Fenix Metals	POLAND
201	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
202	Tin	Yunnan Geiju Zili Metallurgy Co. Ltd.	CHINA
203	Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
204	Tin	China Tin (Hechi)	CHINA
205	Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
206	Tin	Metallic Resources, Inc.	UNITED STATES
207	Tin	Mineração Taboca S.A.	BRAZIL
208	Tin	Funsur Smelter	PERU
209	Tin	Mitsubishi Materials Corporation	JAPAN
210	Tin	Jiangxi Nanshan	CHINA
211	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
212	Tin	OMSA	BOLIVIA
213	Tin	PT Artha Cipta Langgeng	INDONESIA
214	Tin	PT Babel Inti Perkasa	INDONESIA
215	Tin	PT Bangka Tin Industry	INDONESIA

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216	Tin	PT Belitung Industri Sejahtera	INDONESIA
217	Tin	BML	INDONESIA
218	Tin	Brand IMLI	INDONESIA
219	Tin	PT DS Jaya Abadi	INDONESIA
220	Tin	PT Eunindo Usaha Mandiri	INDONESIA
221	Tin	PT Fang Di MulTindo	INDONESIA
222	Tin	PT Karimun Mining	INDONESIA
223	Tin	PT Mitra Stania Prima	INDONESIA
224	Tin	PT Panca Mega Persada	INDONESIA
225	Tin	PT Prima Timah Utama	INDONESIA
226	Tin	Brand RBT	INDONESIA
227	Tin	PT Sariwiguna Binasentosa	INDONESIA
228	Tin	PT Stanindo Inti Perkasa	INDONESIA
229	Tin	PT Sumber Jaya Indah	INDONESIA
230	Tin	Kundur Smelter	INDONESIA
231	Tin	INDONESIAN STATE TIN CORPORATION MENTOK SMELTER	INDONESIA
232	Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
233	Tin	PT Tinindo Inter Nusa	INDONESIA
234	Tin	PT Tommy Utama	INDONESIA
235	Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
236	Tin	Rui Da Hung	TAIWAN
237	Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
238	Tin	Soft Metais Ltda.	BRAZIL
239	Tin	Thai Solder Industry Corp., Ltd.	THAILAND
240	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
241	Tin	VQB Mineral and Trading Group JSC	VIET NAM
242	Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
243	Tin	Chengfeng Metals Co Pte Ltd	CHINA
244	Tin	Tin Products Manufacturing Co.LTD. of YTCL	CHINA
245	Tin	CV Venus Inti Perkasa	INDONESIA
246	Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
247	Tin	PT Tirus Putra Mandiri	INDONESIA
248	Tin	PT Wahana Perkit Jaya	INDONESIA
249	Tin	Melt Metais e Ligas S.A.	BRAZIL
250	Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
251	Tin	Phoenix Metal Ltd.	RWANDA
252	Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
253	Tin	PT Inti Stania Prima	INDONESIA
254	Tin	CV Ayi Jaya	INDONESIA
255	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
256	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
257	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
258	Tin	CV Dua Sekawan	INDONESIA
259	Tin	CV Tiga Sekawan	INDONESIA

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Exhibit 1.01

260	Tin	PT Cipta Persada Mulia	INDONESIA
261	Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
262	Tin	Resind Indústria e Comércio Ltda.	BRAZIL
263	Tin	Metallo-Chimique N.V.	BELGIUM
264	Tin	Elmet S.L.U.	SPAIN
265	Tin	PT Bangka Prima Tin	INDONESIA
266	Tin	PT Sukses Inti Makmur	INDONESIA
267	Tin	An Thai Minerals Co., Ltd.	VIET NAM
268	Tin	PT Kijang Jaya Mandiri	INDONESIA
269	Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
270	Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
271	Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
272	Tin	China Hongqiao	CHINA
273	Tin	CV Duta Putra Bangka	INDONESIA
274	Tin	CV Makmur Jaya	INDONESIA
275	Tin	CV United Smelting	INDONESIA
276	Tin	Guixi smelter	CHINA
277	Tin	Kunshan shenghan	China
278	Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
279	Tin	POONGSAN CORPORATION	REPUBLIC OF KOREA
280	Tin	Posco	REPUBLIC OF KOREA
281	Tin	PT Alam Lestari Kencana	INDONESIA
282	Tin	PT Bangka Putra Karya	INDONESIA
283	Tin	PT Donna Kembara Jaya	INDONESIA
284	Tin	PT HP Metals Indonesia	INDONESIA
285	Tin	PT Yinchendo Mining Industry	INDONESIA
286	Tin	SHAOXING TIANLONG TIN MATERIALS	China
287	Tin	Technic Inc.	UNITED STATES
288	Tin	XiHai – Liuzhou China Tin Group Co ltd	CHINA
289	Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
290	Tungsten	ATI Metalworking Products	UNITED STATES
291	Tungsten	Chaozhou Xianglu Tungsten Industry Co., Ltd.	CHINA
292	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
293	Tungsten	China National Non Ferrous	CHINA
294	Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
295	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
296	Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
297	Tungsten	Japan New Metals Co., Ltd.	JAPAN
298	Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
299	Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
300	Tungsten	Kennametal Fallon	UNITED STATES
301	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
302	Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
303	Tungsten	WBH	AUSTRIA

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Exhibit 1.01

304	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
305	Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
306	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
307	Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
308	Tungsten	Human Chun-Chang non-ferrous Smelting & Concentrating Co., Ltd.	CHINA
309	Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
310	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
311	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
312	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
313	Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
314	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
315	Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
316	Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
317	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
318	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
319	Tungsten	Pobedit, JSC	RUSSIAN FEDERATION
320	Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
321	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
322	Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM
323	Tungsten	H.C. Starck GmbH	GERMANY
324	Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
325	Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
326	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
327	Tungsten	Shaoguan Xinhai Rendan Tungsten Industry Co. Ltd	CHINA
328	Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
329	Tungsten	Niagara Refining LLC	UNITED STATES
330	Tungsten	Xiamen H.C.	CHINA
331	Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
332	Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
333	Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
334	Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
335	Tungsten	ACL Metais Eireli	BRAZIL
336	Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
337	Tungsten	Moliren Ltd	RUSSIAN FEDERATION
338	Tungsten	China Minmetals Corp	CHINA
339	Tungsten	Wolfram JSC, Russia	RUSSIAN FEDERATION

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